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                                                                     Exhibit 43


                                     November 11, 1997


Prudential Securities Incorporated
Friedman, Billings, Ramsey & Co., Inc.
Smith Barney Inc.
Morgan Keegan & Company, Inc.
As Representatives of the several Underwriters
c/o Prudential Securities Incorporated
One New York Plaza
New York, New York 10292

Re:   Prime Group Realty Trust
      Common Shares of Beneficial Interest

Gentlemen:

      As of the close of the Offering referred to below, the undersigned, Primestone Investment Partners, L.P. ("Primestone") will be the beneficial owner of limited partnership interests ("Common Units") in Prime Group Realty, L.P., a Delaware limited partnership (the "Operating Partnership"), which Common Units are exchangeable on a one-for-one basis, for common shares of beneficial interest (the "Common Shares") of Prime Group Realty Trust, a Maryland real estate investment trust (the "Company"). The undersigned understands that the Company has filed a Registration Statement on Form S-11 (the "Registration Statement") with the Securities and Exchange Commission (the "Commission") for the registration of up to 14,237,000 Common Shares (including 1,857,000 Common Shares subject to an over-allotment option) (the "Offering"). The undersigned further understands that you are contemplating entering into an Underwriting Agreement with the Company and the Operating Partnership in connection with the Offering. All terms not otherwise defined herein shall have the same meanings as in the Underwriting Agreement.

      In order to induce the Company, the Operating Partnership, you and the other Underwriters to enter into the Underwriting Agreement and to proceed with the Offering, the undersigned agrees, for the benefit of the Company, the Operating Partnership, you and the other Underwriters, that should the Offering be effected, the undersigned will not, without the prior written consent of Prudential Securities Incorporated, on behalf of the Underwriters, directly or indirectly, offer, sell, offer to sell, contract to sell, pledge, grant any option to purchase or otherwise sell or dispose (or announce any offer, sale, offer of sale, contract of sale, pledge, grant of any option to purchase or other sale or disposition) of (i) any Common Units or Common Shares or other shares of beneficial interest of the Company or of securities substantially similar thereto or (ii) any other securities convertible into, or exchangeable or exercisable for, Common Units or Common Shares or other shares of beneficial interest of the Company or such similar securities, beneficially owned (within the meaning of Rule 13d-3 under the Securities Exchange Act of 1934, as amended) by the undersigned on the date hereof or hereafter acquired for a period of (i) two years in the case of Common Units contributed by The Prime Group, Inc. ("Prime") to Primestone (except in the case of a Dividend Reduction and then in such event no

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earlier than one year) and (ii) one year in the case of Common Units purchased by Primestone, in each case, subsequent to the date of the final Prospectus filed with the Commission pursuant to Rule 424(b) of the Securities Act of 1933, as amended (the "Act") promulgated by the Commission or if no filing under Rule 424(b) is made, the date of the final Prospectus included in the Registration Statement when declared effective under the Act. For the purposes hereof, "Dividend Reduction" means the dividend paid on a Common Share of the Company for each of two consecutive fiscal quarters of the Company has been in an amount less than eighty-five percent (85%) of the dividend paid on a Common Share of the Company in the first full fiscal quarter of the Company subsequent to the Offering.

         Further, Primestone agrees that prior to the effective date of the Registration Statement, Primestone will not, without the prior written consent of Prudential Securities Incorporated on behalf of the Underwriters, directly or indirectly, offer, sell, offer to sell, contract to sell, pledge, grant any option to purchase or otherwise dispose or transfer (or announce any offer, sale, offer of sale, contract of sale, pledge, grant of any option to purchase or other disposition or transfer) of (i) any Common Units or Common Shares or other shares of beneficial interest of the Company or of securities substantially similar thereto or (ii) any other securities convertible into, or exchangeable or exercisable for, any Common Units or Common Shares or other shares of beneficial interest of the Company or such similar securities, beneficially owned (within the meaning of Rule 13d-3 under the Securities Exchange Act of 1934, as amended) by the undersigned on the date hereof or hereafter acquired without first requiring any such offering or acquiring parties to execute and deliver to you an agreement of substantially the tenor hereof.

         For purpose of this agreement, the exchange of Common Units into Common Shares will be deemed a transfer hereunder.

         The undersigned, whether or not participating in the Offering, confirms that he, she or it understands that the Underwriters and the Company will rely upon the representations set forth in this agreement in proceeding with the Offering. This agreement shall be binding on the undersigned and his, her or its respective successors, heirs, personal representatives and assigns.


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                                       Very truly yours,

                                       PG/PRIMESTONE, L.L.C., in its
                                       capacity as a general partner

                                       By:  THE PRIME GROUP, INC.
                                            its Administrative Member

                                       By: /s/ Robert J. Rudnik
                                          ---------------------------------
                                          Name: Robert J. Rudnik
                                          Title: Executive Vice President


                                       BRE/PRIMESTONE INVESTMENT MANAGEMENT

                                       L.L.C., in its capacity
                                       as a general partner

                                       By: /s/ Steven Orbuch
                                          ---------------------------------
                                           Name:    Steven Orbuch
                                           Title:   Vice President


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DOCUMENT NUMBER:
255103


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